Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 4 to the Registration Statement (No. 333-221283) on Form S-1 of Yield10 Bioscience, Inc. of our report dated March 30, 2017, relating to the consolidated financial statements of Yield10 Bioscience, Inc. and subsidiaries, appearing in the annual report on Form 10-K of Yield10 Bioscience, Inc. for the year ended December 31, 2016.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ RSM US LLP

Boston, Massachusetts

December 18, 2017